Exhibit 10.3

SOUTHERN COMMUNITY BANK & TRUST

STOCKHOLDER LOAN REFERRAL WARRANT PLAN

Article I

PURPOSE

The Stockholder Loan Referral Warrant Plan (the “Plan”) is intended to further develop the loan portfolio of Southern Community Bank & Trust (the “Bank”) by rewarding shareholders of the Bank for significant loan referrals thereto.

Article II

GENERAL PROVISIONS

2.01

General.  The Plan authorizes the Board of Directors of the Bank (the “Board”) to issue warrants that grant each eligible shareholder of the Bank the right to purchase common stock of the Bank for a purchase price equal to the fair market value per share at the time of issuance; provided, however, no warrant shall be granted at a price which is less than 100 percent of the book value per share of the common stock of the Bank as shown by the Bank’s last published statement prior to the granting of the warrant.

2.02

Term and Eligibility.  The Plan shall apply to all loan referrals to which completed written loan applications are submitted to the Bank on or after May 1, 2000, but prior to the close of business on April 30, 2001.  All shareholders of the Bank that are the record owners of 100 or more shares of common stock of the Bank, and that are not members of the Board or employees of the Bank, are eligible shareholders pursuant to the Plan (“Eligible Shareholders”).

2.03

Issuance.  The Executive Committee of the Board, in its sole discretion, shall designate individuals to whom warrants are to be granted and will specify the number of shares of common stock of the Bank subject to each warrant; provided, however, that no warrant shall be issued under the Plan to an Eligible Shareholder unless the loan referred (i) is for a principal amount of $50,000 or more, and (ii) is accepted and entered into by the Bank.  All warrants granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan and to such other provisions as the Board may adopt.

2.04

Shares Subject to the Plan.  Upon the exercise of any warrant, the Bank shall deliver to the individual to whom the warrant is granted authorized but unissued shares of common stock of the Bank.  The maximum aggregate number of shares of common stock of the Bank that may be issued pursuant to the exercise of warrants under the Plan is 50,000, subject to the adjustments set forth in Article V.

Article III

ADMINISTRATION

The Board shall administer the Plan and shall have the authority to grant warrants upon such terms, not inconsistent with the provisions of the Plan, as the Board may consider appropriate.  Such terms may include without limitation conditions on the exercisability of all or any part of the warrants.  In addition, the Board shall have complete authority to interpret all provisions of the Plan; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.  Any decision made, or action taken, by the Board in connection with the administration of the Plan shall be final and conclusive.  No member of the Board shall be liable for any act done with respect to the Plan.  All expenses of administering the Plan shall be borne by the Bank.

Article IV

EXERCISE OF WARRANTS

4.01

Exercise.  Subject to the provisions of this Article IV, the warrants issued under the Plan may be exercised in whole at any time.  No warrant may be exercised for a number of shares less than the full number of shares for which the warrant could be exercised.

4.02

Expiration.  No warrant issued pursuant to the Plan shall be exercisable after twelve months from the date of issuance.

4.03

Nontransferability.  Any warrant issued under the Plan shall be nontransferable except by will or by the laws of descent and distribution.  During the lifetime of each of the Organizational Investors to whom the warrant is granted, the warrant may be exercised only by that individual.  No right or interest of that individual in the warrants shall be subject to, any lien, obligation, or liability of such individual.

Article V

ADJUSTMENTS

Should the Bank effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, the number of shares as to which warrants may be granted under the Plan may be proportionately adjusted and the terms of the warrants may be adjusted as the Board shall determine to be equitably required.  Any determination made under this Article V by the Board shall be final and conclusive.

The issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights, options or warrants to subscribe therefore, or upon conversion of shares or obligations of the Bank convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the warrants.

Article VI

AMENDMENT

The Board may amend the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval of such amendment is obtained if the amendment increases the aggregate number of shares that may be issued pursuant to warrants, except as set forth in Article V.

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